UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2026

ALASKA SILVER CORP.
(Exact name of registrant as specified in its charter)

British Columbia	333-290204	87-4818470
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1500-1111 West Hastings St,
 Vancouver, British Columbia, Canada V6E 2J3
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (520) 200-1667

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on March 31, 2021, Alaska Silver USA Corp (formerly known as Western Alaska Copper and Gold Company) ("ASUSA"), a direct wholly owned subsidiary of Alaska Silver Corp. (the "Company"), acquired all of the issued and outstanding shares of common stock of Piek Incorporated for a total purchase price of $3,698,000, which ASUSA satisfied by issuing a promissory note (as amended, the "Promissory Note") to Joe Piekenbrock, the Company's Chief Exploration Officer (the "Holder"). The Promissory Note bears interest at 3.5% per annum and matures on July 1, 2027, with payments made as follows: (i) monthly payments of $10,000 on the outstanding principal balance due; (ii) in the event that the Company closes a financing round, a principal reduction payment equal to 6% of such financing round to be applied against the outstanding principal balance of the Principal Note, together with accrued interest, due and payable upon closing of each such financing round; and (iii) payment of the remaining outstanding principal balance and all accrued interest on July 1, 2027.

On November 1, 2026, ASUSA entered into the Ninth Amendment to Promissory Note (the "Amendment") with the Holder, pursuant to which, effective November 1, 2026, payment of the remaining outstanding principal balance of the Promissory Note, together with all accrued interest, will be on July 1, 2028.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in our periodic reports, on August 7, 2025, the Company entered into an agreement with Piek Exploration LLC ("Piek"), a company controlled by Joe Piekenbrock, the Company's Chief Exploration Officer, and through which Mr. Piekenbrock provides his services (the "2025 Consulting Agreement").  Under the 2025 Consulting Agreement, Piek provided services at a fixed rate of $3,000 per month.

On November 1, 2026, the Company and Piek entered into a new agreement revising the terms of the 2025 Consulting Agreement (the "2026 Consulting Agreement"). We agreed that, effective January 1, 2026, the fixed rate of $3,000 per month will be amended to an hourly rate of $200 per hour. The 2026 Consulting Agreement additionally provides that Mr. Piekenbrock may participate in the Company's Long-Term Incentive Plan. The 2026 Consulting Agreement supersedes the 2025 Consulting Agreement in its entirety.

The foregoing description of the 2026 Consulting Agreement is not complete and is qualified in its entirety by reference to the full text of the 2026 Consulting Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01.  Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Ninth Amendment to Promissory Note, dated as of November 1, 2026, by and between Alaska Silver USA Corp and Joe Piekenbrock

10.2	Consulting Services Agreement, effective January 1, 2026 and dated November 1, 2026 by and between Alaska Silver Corp and Piek Exploration LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2026

ALASKA SILVER CORP.

By: ___/s/ Darren Morgans_________________________

 Darren Morgans

 Chief Financial Officer